McGuireWoods LLP 201 North Tryon Street Charlotte, NC 28202 Phone: 704.343.2000 Fax: 704.343.2300 www.mcguirewoods.com	Exhibit 5.1

August 23, 2016

BofA Finance LLC

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BofA Finance LLC, a Delaware limited liability company (the “Company”), and Bank of America Corporation, a Delaware corporation (the “Guarantor”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) by the Company and the Guarantor on or about the date of this opinion letter to register, under the Securities Act of 1933, as amended (the “Act”), the issuance of debt securities of the Company (the “Debt Securities”) and guarantees of the Debt Securities by the Guarantor (the “Guarantees,” and together with the Debt Securities, the “Securities”).

The Debt Securities, which include the Company’s debt securities designated as its Senior Medium-Term Notes, Series A (the “Medium-Term Notes”), and the Guarantees are to be issued from time to time pursuant to a Senior Debt Securities Indenture dated as of August 23, 2016 among the Company, as Issuer, the Guarantor, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”).

In connection with this opinion letter, we have examined the Registration Statement (including the exhibits being filed therewith), the base prospectus as supplemented by the prospectus supplement, both of which are included in the Registration Statement (the base prospectus, as supplemented by the prospectus supplement relating to the Medium-Term Notes, as either document may be superseded or replaced from time to time, the “Prospectus”), certificates of public officials and of officers of the Company and the Guarantor, and originals or copies of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter, including resolutions of the Company’s Board of Managers and the Guarantor’s Board of Directors authorizing the filing of the Registration Statement and the issuance of the Securities, subject to, with respect to each particular issuance of Debt Securities, further specific authorization for such issuance by or pursuant to proper action of the Company’s Board of Managers, which authorization has not been rescinded and is in full force and effects (such further authorization, the “Authorizing Resolutions”).

BofA Finance LLC

Bank of America Corporation

August 23, 2016

As used herein, the term “Applicable Law” means the Delaware Limited Liability Company Act and the Delaware General Corporation Law (including statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York, all as in effect on the date hereof.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent we have reviewed and relied upon certificates of the Company or authorized representatives thereof, certificates of the Guarantor or authorized representatives thereof and certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters.

(b) Signatures; Authentic and Conforming Documents; Legal Capacity. The signatures of individuals who have signed or will sign the Indenture are genuine and, other than those of individuals signing on behalf of the Company and the Guarantor at or before the date hereof, authorized, all documents submitted to us as originals are authentic, complete and accurate, all documents submitted to us as copies conform to authentic original documents, and all individuals who have signed or will sign the Indenture or other documents submitted to us have or will have the legal capacity to execute any such document.

(c) Organizational Status; Power and Authority. All parties to the Indenture and the Debt Securities are or will be validly existing and in good standing in their respective jurisdictions of formation and have or will have the capacity and full power and authority to execute, deliver and perform such documents, except that no such assumption is made as to the Company or the Guarantor as of the date hereof.

(d) Authorization, Execution and Delivery. The Indenture and the Securities have been or will be duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be duly executed and delivered by such parties, except no such assumption is made as to the Company and the Guarantor as of the date hereof. In rendering the opinions set forth herein, we have assumed that the aggregate initial offering price of the Debt Securities will not exceed $30,000,000,000.

BofA Finance LLC

Bank of America Corporation

August 23, 2016

(e) Documents Binding on Certain Parties. The Indenture is and will be the valid and binding obligation enforceable against the trustee party thereto in accordance with its terms.

(f) Noncontravention. Neither the issuance of the Debt Securities by the Company or of the Guarantees by the Guarantor, the execution and delivery of the Indenture and the Debt Securities by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, limited liability company agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, (ii) any law or regulation of any jurisdiction applicable to any such party, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound.

(g) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Debt Securities by the Company or of the Guarantees by the Guarantor or to the execution and delivery of the Indenture by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made.

(h) Registration. The Registration Statement will be effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Our Opinions

Based solely upon the foregoing, and in reliance thereon, and subject to the qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that when (i) Authorizing Resolutions with respect to any Debt Securities, including any Medium-Term Notes, have been duly adopted, (ii) the terms of such Debt Securities and their issuance and sale have been established in conformity with the Authorizing Resolutions and the Indenture, (iii) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and any applicable supplement(s) to the Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting, distribution or similar agreement(s) and (v) either (A) such Debt Securities have been completed, executed, authenticated and delivered, or (B) in the case of Medium-Term Notes represented by a master global note, such master global note has been duly executed by the Company and authenticated by the trustee under the Indenture and the trustee has made an appropriate entry on an applicable schedule to the master global note identifying the Debt Securities as supplemental obligations thereunder in accordance with the instructions of the Company, and in each case in accordance with the provisions of the Indenture, such Debt Securities will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Guarantees thereof will constitute the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms.

BofA Finance LLC

Bank of America Corporation

August 23, 2016

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

(d) Currency Conversion. We advise you that, as of the date of this opinion, a judgment for money in an action based on any Debt Securities or the related Guarantees or the Indenture denominated in a currency other than United States dollars in a federal or state court in the United States ordinarily would be rendered or enforced in the United States only in United States dollars. The date and method used to determine the rate of conversion of the foreign currency into United States dollars will depend on various factors, including which court renders the judgment.

Miscellaneous

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In addition, if a supplement to the Prospectus relating to the offer and sale of any particular Medium-Term Note or Medium-Term Notes and the related Guarantees is filed by the Company and the Guarantor with the Commission on a future date, and the supplement contains a reference to us and our opinion substantially in the form set forth below, we consent to including that opinion as part of the Registration Statement and further consent to the reference to our name in the opinion:

In the opinion of McGuireWoods LLP, as counsel to the Company and the Guarantor [when the notes offered hereby have been completed and executed by the Company, and authenticated by the trustee] [when the trustee has made an appropriate entry on Schedule 1 to the master global note that represents the notes (the “master note”) identifying the notes offered hereby as supplemental obligations thereunder in

BofA Finance LLC

Bank of America Corporation

August 23, 2016

accordance with the instructions of the Company], and the notes have been delivered against payment therefor as contemplated in this pricing supplement and the related prospectus and prospectus supplement, all in accordance with the provisions of the indenture governing the notes and the related guarantee, such notes will be legal, valid and binding obligations of the Company, and the related guarantee will be the legal, valid and binding obligations of the Guarantor, subject, in each case, to the effects of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York and the Delaware Limited Liability Company Act and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture governing the notes [and due authentication of the master note], the validity, binding nature and enforceability of the indenture governing the notes and the related guarantees with respect to the trustee, the legal capacity of individuals, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the letter of McGuireWoods LLP dated August 23, 2016, which has been filed as an exhibit to the Registration Statement of the Company and the Guarantor relating to the notes and the related guarantees initially filed with the Securities and Exchange Commission on August 23, 2016. [This opinion is also subject to the limitations, as stated in such letter, of the enforcement of Medium-Term Notes denominated or payable in a currency other than U.S. dollars.]

In giving this consent, we do not admit thereby that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ McGuireWoods LLP